EXHIBIT 3.122
(TRANSLATION)

Form BorOrJor. 2
MEMORANDUM OF ASSOCIATION
OF
Combibloc Limited
Registration No. BorKor. 2688/2538
Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar

This Memorandum of Association of the Company contains the following details:-

Clause 1.	The name of the Company is “Combibloc Ltd.”

Clause 2.	The registered office of the Company will be situated in Bangkok Metropolis.

Clause 3.	The objectives for which the Company is to be established are of 11 clauses, as appear in the attached Form Wor.

Clause 4.	The liability of each of shareholders is limited to the amount unpaid on the shares respectively held by them.

“ ”

(The liability of directors may be unlimited, if so, it shall be clearly stated, if not, indicated “____”).

Clause 5.	The capital of the Company shall be six hundred and fifty million Baht (Baht 650,000,000) divided into six million and five hundred thousand shares (6,500,000), at the par value of one hundred Baht (Baht 100) each.

Clause 6.	The names, addresses, occupations, and signatures of 7 promoters, and number of shares subscribed by each of them are as follows:
(1) Mr. Saritphol Chompaisal; Occupation: Employee, Age:50;
Address: 91/93 Charoenkrung Road, Tambol Wat Ked, Amphur Muang Chiangmai, Chiangmai Province;

Subscribed to: 1 share(s);	(Signed) -signature-
(2) Mr. Teeradet Tansuwannarat; Occupation: Employee, Age:31;
Address: 200/77 Soi Saint-Louis 3, Chan Road, Kwaeng Thung Wat Don, Khet Sathorn, Bangkok;

Subscribed to: 1 share(s);	(Signed) -signature-
(3) Mrs. Korakot Thongmee; Occupation: Employee, Age:29;
Address: 9 Moo 2 Tambol Bang Nam Pueng, Amphur Phra Pradang, Samut Prakarn;

Subscribed to: 1 share(s);	(Signed) -signature-
(4) Mrs. Siriporn Wiriyabancha; Occupation: Employee, Age:26;
Address: 116 Soi Mahasin, Ramkamhaeng Road, Kwaeng Huamark, Khet Bangkapi, Bangkok;

Subscribed to: 1 share(s);	(Signed) -signature-
(5) Mr. Prapan Tawichupakorn; Occupation: Employee, Age:25;
Address: 90/39 Charansnitwong Road, Kwaeng Bang-Or, Khet Bangplad, Bangkok;

Subscribed to: 1 share(s);	(Signed) -signature-
(6) Mr. Peeradet Pattanachan; Occupation: Employee, Age:23;
Address: 39/75 Paholyothin Road, Kwaeng Anusawaree, Khet Bangkhen, Bangkok;

Subscribed to: 1 share(s);	(Signed) -signature-
(7) Mr. Apiwat Jirasirisophon; Occupation: Employee, Age:22;
Address: 368-370 Chakapadipong Road, Kwaeng Ban Bart, Khet Pomprab, Bangkok;

Subscribed to: 1 share(s);	(Signed) -signature-
(Signed)      /s/ Mr. Saritphol Chompaisal      Applicant Promoter

Page 1 of 2 Pages	(Signed) -Signature- Registrar
Document supporting application No. /2538	(Mr. Pongsak Kanchanapreuk)

(TRANSLATION)

Form BorOrJor. 2
Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar

Witness’s Attestation
          We, Ms. Arunee Horsakul; Age: 24; Address: 38/1 Soi Wattanawong, Ratchaprarop, Kwaeng Pratunam, Khet Ratchathewi, Bangkok; and
          Ms. Suwipan Yensabai; Age: 23; Address: 7 Soi 2, Ratchadamnern 1 Road, Tambol Nai Muang, Amphur Muang Kampaengpetch, Kampangpetch Province, hereby certify that all the promoters of the Company affixed the signatures hereinabove in our presence.

(Signed)	- Signature - Witness
(Ms. Arunee Horsakul)

(Signed)	- Signature - Witness
(Ms. Suwipan Yensabai)
This Memorandum of Association was made on August 2, 1995.

Baht 200 Stamp Duty Affixed

(Signed)	-Signature	Applicant Promoter
(Mr. Saritphol Chompaisal)

Page 2 of 2 Pages	(Signed) -Signature- Registrar
Document supporting application No. /2538	(Mr. Pongsak Kanchanapreuk)

(TRANSLATION)

Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar
MEMORANDUM OF ASSOCIATION
OF
SIG Combibloc Limited
(Amended)

          By virtue of the special resolution of the Extraordinary Meeting of Shareholders No. 4/2544 dated October 12, 2001 and the Extraordinary Meeting of Shareholders No. 5/2544 dated October 31, 2001, it was approved that Clause 5 of the Memorandum of Association of the Company be amended as follows:
     “Clause 5 The capital of the Company shall be three thousand seventy million six hundred ninety three thousand Baht (Baht 3,070,693,000) divided into thirty million seven hundred six thousand nine hundred and thirty shares (30,706,930), at the par value of one hundred Baht (Baht 100) each.”
          I hereby certify that the foregoing statement is consistent with the aforementioned resolution.

Seal of SIG Combibloc Ltd.
/s/ Mr. Peter Uhler Hernning)
Director

Supporting document of the Application No. 1841/2544
(Signed)	- Signature -
Registrar

(TRANSLATION)
hould you
Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar
MEMORANDUM OF ASSOCIATION
OF
SIG Combibloc Limited
(Amended)

     By virtue of the special resolution of the Extraordinary Meeting of Shareholders No. 6/2540 dated December 9, 1997 and the Extraordinary Meeting of Shareholders No. 7/2540 dated December 26, 1997, it was approved that Clause 1 of the Memorandum of Association of the Company be amended as follows:
          “Clause 1 The name of the Company is “SIG Combibloc Ltd.”
     I hereby certify that the foregoing statement is consistent with the aforementioned resolution.
/s/ Mr. Peter Uhler Hernning)

Supporting document of the Application No.      /
(Signed)
Registrar

(TRANSLATION)

Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar
MEMORANDUM OF ASSOCIATION
OF
SIG Combibloc Limited
(Amended)

     By virtue of the special resolution of the Extraordinary Meeting of Shareholders No. 4/2540 dated September 29, 1997 and the Extraordinary Meeting of Shareholders No. 5/2540 dated October 15, 1997, it was approved that Clause 2 of the Memorandum of Association of the Company be amended as follows:
     “Clause 2 The registered office of the Company will be situated in Rayong Province.”
     I hereby certify that the foregoing statement is consistent with the aforementioned resolution.

Seal of SIG Combibloc Ltd.	/s/ Mr. Peter Uhler Hernning

Director

(TRANSLATION)

Certified true copy
-Signature-
(Ms. Suthiporn Kirdjang)
Registrar
MEMORANDUM OF ASSOCIATION
OF
SIG Combibloc Limited
(Amended)

     By virtue of the special resolution of the Extraordinary Meeting of Shareholders No. 3/2551 dated October 20, 2008, it was approved that Clause 3 of the Memorandum of Association of the Company be amended as follows:
     “Clause 3 The Company has 15 objectives as set out in Form Wor. attached.”
     I hereby certify that the foregoing statement is consistent with the aforementioned resolution.

Seal of SIG Combibloc Ltd.	/s/ Mr. Karl Joseph Eagle)

Director